STEVENSON-WYDLER (15 USC 3710)
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT

Between

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

and

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.
United States Industry Coalition Member Company

For

ACCELERATOR-DETECTOR COMPLEX FOR PHOTONUCLEAR DETECTION OF HIDDEN EXPLOSIVES

LLNL Case No. TC-02065-03

Lawrence Livermore National Laboratory

University of California, Livermore, CA 94551

Industrial Partnerships & Commercialization

April 17, 2003

STEVENSON-WYDLER (15 USC 3710)
COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT MASTER TERMS
AND CONDITIONS
(hereinafter “CRADA Terms”) NO. TC-2065-03

BETWEEN

THE REGENTS OF TUE UNIVERSITY OF CALIFORNIA
(hereinafter “Laboratory”)

AND

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.
United States Industry Coalition Member Company(s)
(hereinafter “Participant”)

both being hereinafter jointly referred to as the “Parties.”

The U S Department of Energy (DOE) is the agency responsible for the federally-owned facility known as Lawrence Livermore National Laboratory managed and operated under a prime contract with DOE, designated Contract No. W-7405-ENG-48.  This instrument constitutes the Master Terms and Conditions for use in a series of Cooperative Research and Development Agreements (CRADA) initiated by individual Joint Work Statements (JWS) under the Initiatives for Proliferation Prevention (IPP) Program of the DOE, the United States Industry Coalition, Inc. (USIC), and cooperating New Independent States (NIS) of the Former Soviet Union (FSU) When these “CRADA Terms” are combined with an approved JWS, the instrument constitutes a CRADA under the authority of the Stevenson-Wydler Technology Innovation Act of 1980, as amended (15 USC 3710 et seq).

ARTICLE I.

DEFINITIONS

A.

“Government” means the United States of America and agencies thereof.

B.

“DOE” means the Department of Energy, an agency of the Government.

C.

“Contracting Officer” means the DOE employee administering the Laboratory’s DOE Contract.

D.

“Generated Information” means information produced in the performance of this CRADA.

E.

“Proprietary Information” means information which is developed at private expense outside of this CRADA, is marked as Proprietary Information, and embodies (i) trade secrets or (ii) commercial or financial information which is privileged or confidential under the Freedom of Information Act (5 USC 552 (b)(4)).

F.

“Protected CRADA Information” means Generated Information which is marked as being Protected CRADA Information by a Party to this CRADA and which would have been Proprietary Information had it been obtained from a non-federal entity.

G.

“Subject Invention” means any invention of the Laboratory or Participant conceived or first actually reduced to practice in the performance of work under this CRADA.

H.

“Intellectual Property” means patents, Trademarks, copyrights, Mask Works, Protected CRADA information, and other forms of comparable property rights protected by Federal law and other foreign counterparts.

I.

“Trademark” means a distinctive mark, symbol, or emblem used in commerce by a producer or manufacturer to identify and distinguish their goods or services from those of others.

J.

“Mask Work” means a series of related images, however fixed or encoded, having or representing the predetermined1 three-dimensional pattern of metallic, insulating, or semiconductor material present or removed from the layers of a semiconductor chip product; and in which series the relation of the images to one another is that each image has the pattern of the surface of one form of the semiconductor chip product (17 USC 901(a)(2)).

K.

“Participating NIS Institute” means the scientific institute of the New Independent State of the Former Soviet Union that is performing work in support of this CRADA.

L.

“Participating NIS Institute Invention” means any invention of the Participating NIS Institute conceived or first actually reduced to practice in the performance of work in support of this CRADA.

ARTICLE II.

STATEMENT OF WORK

Appendix A, Statement of Work, is hereby incorporated into this CRADA by reference.

ARTICLE III.

TERM, FUNDING, AND COSTS

A.

The effective date of this CRADA shall be the latter date of (1) the date on which this instrument is signed by the last of the Parties hereto or (2) the date on which it is approved by DOE The work to be performed under this CRADA shall be completed within the time specified in the Statement of Work (SOW).

B.

The cost contribution of the Participant unless otherwise approved by the DOE will be at least fifty percent (50%) of the total cost of the project.

The estimated contribution by the Participant and the Government for each cooperative research project shall be as set forth in the specific SOW entered into under this CRADA, subject to available funding.

C.

Neither Party shall have an obligation to continue or complete performance of its work at a cost in excess of its estimated cost as contained in paragraph B of this Article, including any subsequent amendment.

D.

Each Party agrees to provide at least thirty (30) days notice to the other Party if the actual cost to complete performance will exceed the estimated cost.

ARTICLE IV.

PERSONAL PROPERTY

All tangible personal property produced or acquired under this CRADA shall become the property of the Participant or the Government depending upon whose funds were used to obtain it.  Such property will be identified in the Statement of Work, Appendix A.  Personal property shall be disposed of as directed by the owner at the owner’s expense.  All jointly funded property shall be owned by the Government,

ARTICLE V.

DISCLAIMER

THE GOVERNMENT, THE PARTICIPANT, THE PARTICIPATING NIS INSTITUTE, AND THE LABORATORY MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO THE CONDITIONS OF THE RESEARCH OR ANY INTELLECTUAL PROPERTY, GENERATED INFORMATION, OR PRODUCT MADE OR DEVELOPED UNDER THIS CRADA, OR THE OWNERSHIP, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR RESULTING PRODUCT NEITHER THE GOVERNMENT, THE PARTICIPANT, THE PARTICIPATING NIS INSTITUTE, NOR THE LABORATORY SHALL BE LIABLE FOR SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ATTRIBUTED TO SUCH

RESEARCH OR RESULTING PRODUCT, INTELLECTUAL PROPERTY, GENERATED INFORMATION, OR PRODUCT MADE OR DEVELOPED UNDER THIS CRADA.

ARTICLE VI.

PRODUCT LIABILITY

Except for any liability resulting from any negligent acts or omissions of the Laboratory and the Participating NIS Institute, Participant indemnifies the Government, the Participating NIS Institute, and the Laboratory for all damages, costs, and expenses, including attorneys fees, arising from personal injury or property damage occurring as a result of the making, using, or selling of a product, process, or service by or on behalf of the Participant, its assignees or licensees, which was derived from the work performed under this CRADA.  In respect to this Article, neither the Government nor the Laboratory shall be considered assignees or licensees of the Participant, as a result of reserved Government and the Laboratory rights.  The indemnity set forth in this paragraph shall apply only if Participant shall have been informed as soon and as completely as practical by the Laboratory and/or the Government of the action alleging such claim and shall have been given an opportunity, to the extent afforded by applicable laws, rules, or regulations1 to participate in and control its defense, and the Laboratory and/or the Government shall have provided reasonably available information and reasonable assistance requested by Participant No settlement for which Participant would be responsible shall be made without Participant’s consent unless required by final decree of a court of competent jurisdiction.

ARTICLE VII.

OBLIGATIONS AS TO PROPRIETARY INFORMATION

A.

If Proprietary Information is orally disclosed to a Party, it shall be identified as such, orally, at the time of disclosure and confirmed in a written summary thereof, appropriately marked by the disclosing parts, within ten (10) days as being Proprietary Information.

B.

Each Party agrees to not disclose Proprietary Information provided by a Participating NIS Institute or another Party to anyone other than the CRADA Participant, the Participating NIS Institute, and the Laboratory without written approval of the providing Party, except to Government employees who me subject to the statutory provisions against disclosure of confidential information set forth in the Trade Secrets Act (18 USC 1905).

C.

All Proprietary Information shall be returned to the provider thereof at the conclusion of this CRADA at the provider’s expense.

D.

All Proprietary Information shall be protected1 unless and until such Proprietary Information shall become publicly known without the fault of the recipient, shall come into recipient’s possession without breach of any of the obligations set forth herein by the recipient, or shall be independently developed by recipient’s employees who did not have access to such Proprietary Information.

ARTICLE VIII.

OBLIGATIONS AS TO PROTECTED CRADA INFORMATION

A.

Each Party may designate as Protected CRADA Information, as defined in Article I, any Generated Information produced by its employees, and with the agreement of the other Party, designate any Generated Information produced by the other Party’s employees All such designated Protected CRADA Information shall be appropriately marked.

B.

For a period of five (5) years from the date Protected CRADA Information is produced, the Parties agree not to further disclose such information except:

(1)

as necessary to perform this CRADA, including disclosure to the Participating NIS Institute;

(2)

as provided in Article Xl;

(3)

as requested by the DOE Contracting Officer to be provided to other DOE facilities for use only at those DOE facilities with the same protection in place;

(4)

as requested by Participant for disclosure to other USIC members with the same protection in place; or

(5)

as mutually agreed by the Parties in advance.

C.

The obligations of paragraph B of this Article shall end sooner for any Protected CRADA Information which shall become publicly known without fault of either Party, shall come into a Party’s possession without breach by that Parts of the obligations of paragraph B of this Article, or shall be independently des eloped by a Party’s employees who did not have access to the Protected CRADA Information.

ARTICLE IX.

RIGHTS IN GENERATED INFORMATION

The Government shall have unlimited rights in all Generated Information produced or provided by the Parties under this CRADA, except for information which is disclosed in a Subject Invention disclosure being considered for patent protection1 protected as a Mask Work right, or marked as being copyrighted, Protected CRADA Information, or Proprietary Information.

ARTICLE X.

EXPORT CONTROL

THE PARTIES UNDERSTAND THAT MATERIALS ANT) INFORMATION RESULTING FROM THE PERFORMANCE OF THIS CRADA MAY BE SUBJECT TO EXPORT CONTROL LAWS AND THAT EACH PARTY IS RESPONSIBLE FOR ITS OWN COMPLIANCE WITH SUCH LAWS.

ARTICLE XI.

REPORTS AND ABSTRACTS

A.

The Parties agree to produce the following deliverables:

(1)

an initial abstract suitable for public release at the time the CRADA is approved by DOE;

(2)

other abstracts (final when work is complete, and others as substantial changes in scope and funding occur);

(3)

a final report, upon completion or termination of this CRADA, to include a list of Subject Inventions;

(4)

a semi-annual, signed financial report of the Participant’s in-kind contributions to the project;

(5)

other topical/periodic reports where the nature of research and magnitude of funding justify; and

(6)

computer software in source and executable object code format as defined within the Statement of Work or elsewhere within the CRADA documentation.

B.

It is understood that the Laboratory has the responsibility to provide the above information at the time of its completion to the DOE Office of Scientific and Technical Information.

C.

Participant agrees to provide the above information to the Laboratory to enable full compliance with paragraph B of this Article.

D.

It is understood that the Laboratory and DOE have a need to document the long-term economic benefit of the cooperative research being done under this CRADA.

Therefore, the Participant acknowledges a responsibility to respond to reasonable requests, during the term of this CRADA and for two years thereafter, from the Laboratory for pertinent information.

ARTICLE XII.

PRE-PUBLICATION REVIEW

A.

The Parties agree to secure pre-publication approval from each other which shall not be unreasonably withheld or denied beyond thirty (30) days.

B.

The Parties agree that neither will use the name of the other Party or its employees in any promotional activity, such as advertisements, with reference to any product or service resulting from this CRADA, without prior written approval of the other Party.

ARTICLE XIII.

COPYRIGHTS

A.

The Parties may assert copyright in any of their Generated Information.  Assertion of copyright generally means to enforce the copyright or give any indication of an intent or right to enforce, such as by marking or securing Federal registration.

B.

Each Party shall have the first option to retain ownership of copyrights in works created by its employees or contractors Copyrights in jointly developed works shall be jointly owned.

C.

For Generated Information, the Parties acknowledge that the Government has for itself and others acting on its behalf, a royalty-free, non-transferable, nonexclusive, irrevocable worldwide copyright license to reproduce, prepare derivative works, distribute copies to the publics and perform publicly and display publicly1 by or on behalf of the Government, all copyrightable works produced in the performance of this CRADA, subject to the restrictions this CRADA places on publication of Proprietary Information and Protected CRADA information.

D.

For all copyrighted computer software produced in the performance of this CRADA, the Party owning the copyright will provide the source code, an expanded abstract as described in Appendix B (Abstract Format Description), the executable object code and the minimum support documentation needed by a competent user to understand and use the software to DOE’s Energy Science and Technology Software Center, P.O. Box 1020, Oak Ridge, TN 37831.  The expanded abstract will be treated in the same manner as Generated Information in paragraph C of this Article.

E.

The Laboratory and the Participant agree that, with respect to any copyrighted computer software produced in the performance of this

CRADA, DOE has the right, at the end of the period set forth in paragraph B of Article VIII hereof and at the end of each two-year interval thereafter, to request the Laboratory and the Participant and any assignee or exclusive licensee of the copyrighted software to grant a nonexclusive, partially exclusive, or exclusive license to a responsible applicant upon terms that are reasonable under the circumstances, provided such grant does not cause a termination of any licensee’s right to use the copyrighted computer software If the Laboratory or the Participant or any assignee or exclusive licensee ref uses such request, the Laboratory and the Participant agree that DOE has the right to grant the license if DOE determines that the Laboratory, the Participant, assignee, or licensee has not made a satisfactory demonstration that it is actively pursuing commercialization of the copyrighted computer software.

Before requiring licensing under this paragraph E, DOE shall furnish the Laboratory/Participant written notice of its intentions to require the Laboratory/Participant to grant the stated license, and the Laboratory/Participant shall be allowed thirty (30) days (or such longer period as may be authorized by the cognizant DOE Contracting Officer for good cause shown in writing by the Laboratory/Participant) after such notice to show cause why the license should not be required to be granted.

The Laboratory/Participant shall have the right to appeal the decision by DOE to the grant of the stated license to the Invention Licensing Appeal Board as set forth in paragraphs (b)-(g) of 10 CFR 781.65, “Appeals.”

F.

The Parties agree to place copyright and other notices, as appropriate for the protection of copyright, in human readable form onto all physical media, and in digitally encoded form in the header of machine readable information recorded on such media such that the notice will appear in human readable form when the digital data are off-loaded or the data are accessed for display or printout.

ARTICLE XIV.

REPORTING SUBJECT INVENTIONS

A.

The Parties agree to promptly disclose to each other every Subject Invention which may be patentable or otherwise protectable under the Patent Act The Laboratory agrees to promptly disclose to Participant every Participating NIS Institute Invention which is reported to the Laboratory.  The Parties acknowledge that the Laboratory and Participant will disclose their respective Subject Inventions to DOE within two (2) months after the inventor first discloses the Subject Invention in writing to the person(s) responsible for patent matters of the disclosing Party.

B.

These disclosures should be in sufficiently complete technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose and operation of the Subject Invention The disclosure shall also identify any known actual or potential statutory bars, i.e., printed publications describing the Subject Invention or the public use or on sale of the Subject Invention in this country The Parties further agree to disclose to each other any subsequent statutory bar that occurs for a Subject Invention disclosed but for which a patent application has not been filed, All Subject Invention disclosures shall be marked as confidential under 35 USC 205.

ARTICLE XV.

TITLE TO INVENTIONS

Whereas the Participant and Laboratory have been granted the right to elect to retain title to Subject Inventions,

A.

Each Party shall have the first option to elect to retain title to any Subject Invention made by its employees1 and such election shall be made within one year of disclosure of the Subject Invention by each Party.  If a Party elects not to retain title to any Subject Invention of its employees, then the other Party shall have the second option to elect to retain title to the Subject Invention.

B.

For Subject Inventions made by the Laboratory and Participating NIS Institute Inventions, the Laboratory will, by separate agreement1 provide Participant with a non-exclusive, non-transferable, royalty-free license required by the Participant for its own use in the field of use specified in Appendix C.  Participant has a first option to negotiate for greater rights, such as exclusive, transferable, domestic and foreign rights, and such rights shall be royalty bearing If Participant obtains the right to sublicense, the sublicenses must be royalty-bearing, and the Participant will pay a reasonable royalty to the Laboratory The Laboratory will share equitably all net royalties received for Subject Inventions and Participating MIS Institute Inventions with the participating NIS Institute.

C.

For Subject Inventions made in whole or in part by Laboratory employees, the Participant also have the option to negotiate an exclusive license in a field of use on commercially reasonable terms.

D.

The Parties acknowledge that DOE may obtain title to each Subject Invention reported under Article XIV for which a patent application or applications are not filed pursuant to Article XVI and for which any issued patents are not maintained by any Party to this CRADA.

E.

The Parties acknowledge that the Government retains a nonexclusive, nontransferable, irrevocable, paid-up license to practice or to have practiced for or on behalf of the United States every Subject Invention under this CRADA throughout the world.

ARTICLE XVI.

FILING PATENT APPLICATIONS

A.

The Parties agree that the Party initially indicated as having an ownership interest in any Subject Inventions shall have the first opportunity to file U S and foreign patent applications7 but it such Party does not file such applications within six (6) months after election, then the other Party to this CRADA may file patent applications on such inventions and the Party initially having ownership shall fully cooperate in this effort.  The Parties will agree as to who will file patent applications on any joint Subject Inventions.

B.

The Parties agree that DOE has the right to file patent applications in any country in which neither Party desires to file a patent application for any Subject Invention.  Notification of such negative intent shall be made in writing to the DOE Contracting Officer within three (3) months of the decision of the non-Inventing Party not to file a patent application for the Subject Invention pursuant to Article XV, or not later than sixty (60) days prior to the time when any statutory bar might foreclose filing of a U.S. patent application.

ARTICLE XVII.

TRADEMARKS

The Parties may seek to obtain Trademark/Service Mark protection on products or services generated under this agreement in the United States or foreign countries.  The ownership and other rights relating to this Trademark shall be as mutually agreed to in writing by the Parties.  The Parties hereby acknowledge that the Government shall have the right to indicate on any similar goods or services it produces, that such goods or services were derived from and are a DOE version of the goods or services protected by such Tradenlark/Sefl7ice Mark with the Trademark of the owner thereof being specifically identified In addition, the Government shall have the right to use such Trademark/Service Mark in print or communication media

ARTICLE XVIII.

MASK WORKS

The Parties may seek to obtain legal protection for Mask Works fixed in semiconductor products generated under this agreement as provided by Chapter 9 of Title 17 of the United States Code.  The rights to any Mask Work covered by this provision shall be as mutually agreed to in writing by the Parties.  The Parties acknowledge that the Government or others acting on its behalf shall retain a nonexclusive, paid-up, worldwide, irrevocable, nontransferable license to reproduce, import, or distribute the covered semiconductor product by or on behalf of the Government, and to reproduce and use the Mask Work by or on behalf of the Government.

ARTICLE XIX.

COST OP INTELLECTUAL PROPERTY PROTECTION

Each Party shall be responsible for payment of all costs relating to copyright, Trademark, and Mask Work filing, U.S. and foreign patent application filing and prosecution and all costs relating to maintenance fees for U.S. and foreign patents hereunder which are owned by the Party.

ARTICLE XX.

REPORTS OF INTELLECTUAL PROPERTY USE

The Parties agree to submit, upon request of DOE, a non-proprietary report no more frequently than annually on efforts to utilize any Intellectual Property arising under this CRADA.

ARTICLE XXI.

DOE MARCH-IN RIGHTS

For Subject Inventions made solely by the Participant and for assignments and exclusive licenses by the Laboratory to the Participant in Subject Inventions made in whole or in part by the Laboratory, DOE has march-in rights in accordance with 15 USC 3710a(b)(1)(B) and (C).

For all other rights retained or transferred by the Laboratory in Subject Inventions of the Laboratory, DOE has march-in rights in accordance with 48 CFR 27.3044(g).

ARTICLE XXII.

U.S. COMPETITIVENESS

The Parties agree that a purpose of this program is to provide substantial benefit to the United States economy and the economy of the participating NIS.

A.

In exchange for the benefits received under this CRADA, the Participant therefore agrees to the following;

Products, processes1 services, and improvements which are covered by Intellectual Property developed under this CRADA shall be incorporated into the Participant’s manufacturing facilities in the United States either prior to or simultaneously with implementation outside the United States.  In any case, such implementation outside the United States shall not result in reduction of manufacture or use of the same products1 processes7 services, or improvements in the United States.

B.

The Laboratory agrees to a US Industrial Competitiveness clause in accordance with its prime contract with respect to any licensing and assignments of its Intellectual Property arising from this CRADA, except that any licensing or assignment of its intellectual Property rights to the Participant shall be in accordance with Paragraph A of this Article.

ARTICLE XXIII.

ASSIGNMENT OP PERSONNEL

A.

It is contemplated that each Party may assign personnel to the other Party’s facility as part of this CR ADA.  Such personnel assigned by the assigning Party to participate in or observe the research to be performed under this CRADA shall not, during the period of such assignments, be considered employees of the receiving Party for any purposes.

B.

The receiving Party shall have the right to exercise routine administrative and technical supervisory control of the occupational activities of such personnel during the assignment period and shall have the right to approve the assignment of such personnel and/or to later request their removal by the assigning Party.

C.

The assigning Party shall bear any and all costs and expenses with regard to its personnel assigned to the receiving Party’s facilities under this CRADA.  The receiving Party shall bear facility costs of such assignments.

ARTICLE XXIV.

FORCE MAJEURE

No failure or omission by the Laboratory or Participant in the performance of any obligation under this CRADA shall be deemed a breach of this CRADA or create any liability if the same shall arise from any cause or causes beyond the control of the Laboratory or Participant, including but not limited to the following, which, for the purpose of the CRADA, shall be regarded as beyond the control of the Party in question acts of God, acts or omissions of any government or agency thereof, compliance with requirements rules, regulations, or orders of any governmental authority or any office, department1 agency, or instrumentality thereof, fire, storm, flood, earthquake, accident, acts of the public enemy war, rebellion insurrection, riot, sabotage, invasion, quarantine, restriction, transportation embargoes, or failures or delays in transportation.

ARTICLE XXV.

ADMINISTRATION OF THE CRADA

It is understood and agreed that this CRADA is entered into by the Laboratory under the authority of its prime contract with DOE The Laboratory is authorized to and will administer this CR ADA in all respects unless otherwise specifically provided for herein Administration of this CRADA may be transferred from the Laboratory to DOE or its designee with notice of such transfer to the Participant, and the Laboratory shall have no further responsibilities except for the confidentiality, use, and/or nondisclosure obligations of this CRADA.

ARTICLE XXVI.

RECORDS AND ACCOUNTING SYSTEM

The Participant shall maintain records of receipts, expenditures, and the disposition of all Government property in its custody related to the CRADA.

ARTICLE XXVII.

NOTICES

A.

Any communications required by this CRADA, if given by postage prepaid first class U.S. Mail addressed to the Party to receive the communication, shall be deemed made as of the day of receipt of such communication by the addressee, or on the date given if by verified facsimile.  Address changes shall be given in accordance with this Article and shall be effective thereafter, All such communications to be considered effective, shall include the number of this CRADA.

B.

The address, telephone numbers, and facsimile numbers for the Parties are as follows:

(1)

For the Laboratory:

U.S. Mail Only: The Regents of the University of California Lawrence Livermore National Laboratory Industrial Partnerships & Commercialization P.O. Box 808, L-795 Livermore, CA 94551	FedEx, UPS, Freight: The Regents of the University of California Lawrence Livermore National Laboratory Industrial Partnerships & Commercialization 7000 East Avenue, L-795 Livermore, CA 94550

Attn:

Catherine Elizondo

Tel:

(925) 422-0801

Fax:

(925)-423-8988

(2)

For Participant:

U.S. Mail Only: Valley Forge Composite Technologies, Inc. 628 Jamie Circle King of Prussia, PA 19406	FedEx, UPS, Freight: Valley Forge Composite Technologies, Inc. 628 Jamie Circle King of Prussia, PA 19406

Attn:

Louis J. Brothers

Tel:

(610) 265-0262

Fax:

(610) 265-9262

ARTICLE XXVIII.

DISPUTES

The parties shall attempt to jointly resolve all disputes arising from this CRADA.  If the Parties are unable to jointly resolve a dispute within a reasonable period of time after submission of the dispute for resolution, said dispute shall be adjudicated in a court of competent jurisdiction in the State of California.  To the extent that there is no applicable U.S. Federal law, this CRADA and performance thereunder shall be governed by the law of the State of California.

ARTICLE XXIX.

ENTIRE CRADA AND MODIFICATIONS

A.

It is expressly understood and agreed that this CRADA with its Appendices contains the entire agreement between the Parties with respect to the subject matter hereof and that all prior representations or agreements relating hereto have been merged into this document and are thus superseded in totality by this CRADA This CRADA shall not be effective until approved by DOE.

B.

Any agreement to change any terms or conditions of this CRADA or the Appendices shall be valid only if the change is made in writing, executed by the Parties hereto, and approved by DOE.

C.

The Participant certifies that it has not and will not enter into an agreement with the participating NIS Institute that conflicts with the terms of this CRADA.  To the extent that any subsequent agreement between the Participant and the Participating NIS Institute conflicts with the allocation of rights in Participating NIS Institute inventions under this CRADA, the Participant agrees that the terms of this CRADA will supersede the terms of such agreement.

TERMINATION

This CRADA may be terminated by either Party upon thirty (30) days written notice to the other Party.  In the event of termination by either Party each Party shall be responsible for its share of the costs incurred through the effective date of termination, as well as its share of the costs incurred after the effective date of termination and which are related to the termination.  The confidentiality, use, and/or nondisclosure obligations of this CRADA shall survive any termination of this CRADA.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
LAWRENCE LIVERMORE NATIONAL LABORATORY

BY:

/s/ Michael R. Anastasio

NAME

Michael R. Anastasio

TITLE

Director, Lawrence Livermore National Laboratory

DATE  July 14, 2003

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

BY

/s/ Louis J. Brothers

NAME

Louis J. Brothers

TITLE

President

DATE

June 18, 2003